                                                                   EXHIBIT 10.13

      SILICON VALLEY BANK

      AMENDMENT TO LOAN AGREEMENT

BORROWER:              VITALCOM INC., A DELAWARE CORPORATION

ADDRESS:               15222 DEL AMO AVENUE
                       TUSTIN, CA  92780

DATE:                  DECEMBER 31, 1998

THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the. borrower named above (the "Borrower").

        The Parties agree to amend the Loan and Security Agreement between them dated February 26, 1993, as amended by that Amendment to Loan Agreement dated December 21, 1993, as amended by that Amendment to Loan Agreement dated April 27, 1994, as amended by that Amendment to Loan Agreement dated May 5, 1995, as amended by that Amendment to Loan Agreement dated May 30, 1995, as amended by that Amendment to Loan Agreement dated December 27, 1995, as amended by that Amendment to Loan Agreement dated August 6, 1996, as amended by that Amendment to Loan Agreement dated September 25, 1996, as amended by that Amendment to Loan Agreement dated August 6, 1997 (the "August 1997 Amendment"), and as otherwise amended from time to time (the "Loan Agreement"; terms defined in the Loan Agreement are used herein as therein defined), as follows, effective as of the date hereof. The Maturity Date set forth in the August 1997 Amendment was August 5, 1998, and effective upon such date the Loan Agreement was terminated. Effective as of the date hereof, the Loan Agreement is considered to be revived and in full force and effect.

        1. AMENDED SCHEDULE. The Schedule to the Loan Agreement is amended, effective as of the date hereof to read as set forth on the Amended Schedule attached hereto.

        2. MODIFIED SECTION 2.2. Section 2.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

        "2.2 CONDITIONAL GRANT OF SECURITY INTEREST IN COLLATERAL. Upon the making of any Loans, the following shall be considered to be immediately and fully effective, without any further action on the part of Silicon or Borrower: Borrower hereby grants Silicon a continuing security interest in all of Borrower's interest in the Collateral (as defined below in Section 2.2A) as security for all Obligations (such grant of a security interest is referred to herein as the "Grant"). Notwithstanding the foregoing, no Loans shall be made unless and until Silicon has acquired a perfected security interest in the Collateral, including but not limited to the filing of any UCC-1 financing statements as required by Silicon in its discretion. Borrower agrees to take such actions and execute such documentation as Silicon determines is necessary or desirable in order to allow Silicon to perfect its security interest in the Collateral at such time as the Grant becomes effective.

        2.2A COLLATERAL. The following is referred to as the "Collateral": (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; *All books and records, whether stored on computers or otherwise maintained; and **All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing.

        * (c)

        ** (d)

        3. SECTION 3.7 OF THE LOAN AGREEMENT. Section 3.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

        "3.7 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated subject to normal year-end adjustments. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon:
        (i) Within 30 days after the end of each calendar month in which, as of the end of such month, Borrower's Liquidity (as defined below). is less than $8,000,000, a monthly financial statement prepared by Borrower and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that throughout such month the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request (a "Compliance Certificate"); (ii) Within 10 days after the earlier of the date the report l0-Q is filed or is required to be filed with the Securities and Exchange Commission ("SEC") with respect to Borrower, such l0-Q report, a quarterly financial statement prepared by Borrower, and a Compliance Certificate for such quarter; (iii) within 10 days after the earlier of the date the report l0-K is filed or is required to be filed with the Securities and Exchange Commission with respect to Borrower, such 10-K report, complete annual financial statements, certified by Deloitte & Touche or other independent certified public accountants acceptable to Silicon, and a Compliance Certificate for the quarter then ended; provided, however, with respect to the 10-Q and 10-K reports referred to above, if (x) Borrower applies for and obtains an extension from the SEC for the delivery of such reports to the SEC, (y) Borrower provides Silicon with evidence of the SEC's grant of such extension, and (z) such extension is not 30 days beyond the regular submission date for such reports, then the required dates for the submission of financial information and reports set forth in this Section 3.7 shall be deemed to be modified to the date of the extension so granted by the SEC*. As used herein, "Liquidity" means the sum of (i)

        Borrower's cash and marketable securities, plus (ii) the amount available for Borrower to borrow under this Agreement.

        * ; AND WITHIN 20 DAYS AFTER THE END OF EACH CALENDAR MONTH IN WHICH, AT ANY TIME DURING SUCH MONTH THERE WERE ANY OBLIGATIONS OUTSTANDING, (a) A BORROWING BASE CERTIFICATE SIGNED BY THE CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF FINANCIAL OFFICER OR CONTROLLER OF BORROWER IN FORM AND SUBSTANCE ACCEPTABLE TO SILICON, (b) AN ACCOUNTS RECEIVABLE AGING FOR SUCH MONTH, AGED BY INVOICE DATE, (c) AN ACCOUNTS PAYABLE AGING FOR SUCH MONTH, AGED BY INVOICE DATE, AND (d) OUTSTANDING OR HELD CHECK REGISTERS, IF ANY, WITH RESPECT TO SUCH MONTH"

        4. SECTION 4.5 OF THE LOAN AGREEMENT. Section 4.5 of the Loan Agreement hereby amended in its entirety to read as follows:

        "4.5 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At all reasonable times, and upon * notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. **foregoing audits shall be ***. Notwithstanding the foregoing, after the occurrence of an Event of Default, all audits shall be at the Borrower's expense ****

        * THREE BUSINESS DAYS'

        ** ALL COSTS OF THE

        *** PAID EQUALLY BY BORROWER AND SILICON, AND SILICON MAY CHARGE BORROWER'S PORTION THEREOF TO ANY ACCOUNT OF BORROWER MAINTAINED WITH SILICON, PROVIDED THAT SUCH AUDITS SHALL ONLY BE CONDUCTED IF THERE HAVE BEEN ANY LOANS MADE AT ANY TIME HEREUNDER, AND THE FIRST SUCH AUDIT SHALL BE CONDUCTED WITHIN 90 DAYS OF THE MAKING OF THE FIRST LOAN HERE UNDER.

        **** AND MAY BE PERFORMED ON ONE BUSINESS DAY'S NOTICE."

        5. MODIFICATION TO SECTION 4.6. Section 4.6 of the Loan Agreement is hereby amended in its entirety to read as follows:

        "4.6 NEGATIVE COVENANTS. Except as may be permitted in the Schedule hereto, the Borrower shall not, without Silicon's prior written consent, do any of the following: (i) acquire any assets outside the ordinary course of business for an aggregate purchase price exceeding 25% of Borrower's Tangible Net Worth (as defined in the Schedule) as of the end of the month prior to the effective date of the acquisition; (ii) enter into any other transaction outside the ordinary course of business (except as permitted by the other provisions of this Section); (iii) sell or transfer any Collateral, except for the sale of finished inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded equipment in the ordinary course of business * ; (iv) make any loans of any money or any other assets; (v) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on the Borrower or on the prospect of repayment of the Obligations; (vi) guarantee or otherwise become liable with respect to the obligations of another party or entity; (vii) pay or declare any dividends on the Borrowers stock (except for dividends payable solely in stock of the Borrower); (viii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrowers stock; (ix) make any change in the Borrowers capital structure which has a material adverse effect on the Borrower or on the prospect of repayment of the Obligations; or (x) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Event of Default and no event which (with notice or passage of time or both) would constitute an Event of Default would occur as a result of such transaction. **

        * OR LICENSE TECHNOLOGY OR PRODUCTS IN THE ORDINARY COURSE OF BORROWER'S BUSINESS

        ** NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BORROWER MAY MERGE OR CONSOLIDATE WITH ANOTHER CORPORATION IF AND ONLY IF (I) BORROWER IS THE SURVIVING CORPORATION, AND (II) NO EVENT OF DEFAULT, NOR ANY EVENT OR CONDITION WHICH (WITH NOTICE OR PASSAGE OF TIME OR BOTH) WOULD CONSTITUTE AND EVENT OF DEFAULT, EXISTS IMMEDIATELY PRIOR TO, OR WOULD EXIST IMMEDIATELY SUBSEQUENT TO, SUCH TRANSACTION.

        6. REFERENCES IN LOAN AGREEMENT. Until such time as the Grant has become effective, Borrower and Silicon hereby agree that all references to the security interest or lien of Silicon in the Collateral are deemed not to be in effect; provided that, upon the effectiveness of the Grant, such provisions and such references shall immediately be deemed to be in full force and effect, without any further action or notice by Silicon or Borrower.

        7. NEGATIVE PLEDGE AGREEMENT. Concurrently herewith, Borrower shall execute Silicon's form of Negative Pledge Agreement, pursuant to which Borrower agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's assets other than the Collateral.

        8. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment shall be controlling in the event of any conflicts between any prior written agreements and amendments between Silicon and the Borrower, on the one hand, and this Amendment.

  Borrower:                                       Silicon:

  VITALCOM INC                                    SILICON VALLEY BANK

    By   s/  Frank T. Sample                      By  s/
        -------------------------------               --------------------------
          President and CEO                       Title:   Vice President

    By   s/  Shelley B. Thunen
        -------------------------------
        Secretary

                   INTEREST RATE SUPPLEMENT TO LOAN AGREEMENT


        This Interest Rate Supplement to Loan Agreement (this "Supplement") dated December ___ 1998, is a supplement to the Loan and Security Agreement (the "Loan Agreement") between Silicon Valley Bank ("Bank") and VitalCom Inc. ("Borrower") dated February 26 1993, as amended from time to time, including but not limited to that certain Amendment to Loan and Security Agreement dated approximately even date herewith. This Supplement forms a part of and is incorporated into the Loan Agreement.

        1. Definitions.

        "Business Day" means a day of the year (a) that is not a Saturday, Sunday or other day on which banks in the State of California or the City of London, United Kingdom are authorized or required to close and (b) on which dealings are carried on in the interbank market in which Bank customarily participates.

        "Interest Period" means for each LIBOR Rate Advance, a penod of approximately one, two, three or six months, provided that the last day of an Interest Period for a LIBOR Rate Advance shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, provided, further, in all cases such period shall expire not later than the applicable Maturity Date.

        "Interest Rate" shall mean as to: (a) Prime Rate Advances, a rate equal to the Prime Rate; and (b) LIBOR Rate Advances, a rate of 2.75% per annum in excess of the LIBOR Rate (based on the LIBOR Rate applicable for the Interest Period selected by the Borrower).

        "LIBOR Base Rate" means, for any Interest Period for a LIBOR Rate Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest as which deposits in United States Dollars are offered to Bank in the London interbank market in which Bank customarily participates at 11:00 A.M. (local time in such interbank market) two (2) Business Days before the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

        "LIBOR Rate" shall mean, for any Interest Period for a LIBOR Rate Advance, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the LIBOR Base Rate for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Interest Period.

        "LIBOR Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the LIBOR Rate in accordance with the terms hereof.

        "Prime Rate" means the variable rate of interest per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank. The interest rate applicable to the Prime Rate Advances shall change on each date there is a change in the Prime Rate.

        "Prime Rate Advances" means any Advances made or a portion thereof on which interest is payable based on the Prime Rate in accordance with the terms hereof.

        "Regulatory Change" means, with respect to Bank, any change on or after the date of this Loan Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "Reserve Requirement" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Base Rate" or (ii) any category of extensions of credit or other assets which include Advances.

        2. Requests for Advances; Confirmation of Initial Advances.

        Each LIBOR Rate Advance shall be made upon the irrevocable written request of Borrower received by Bank not later than 11:00 a.m. (Santa Clara, California time) on the Business Day three (3) Business Days prior to the date such Advance is to be made. Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day; the amount of such Advance, the Interest Period for such Advance, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith. The amount of a LIBOR Rate Advance shall be $500,000 or such greater amount which is an integral multiple of $50,000.

        Each written request for a LIBOR Rate Advance shall be in the form of a LIBOR Rate Advance Borrowing Certificate as set forth on Exhibit A, which shall be duly executed by the Borrower.

        Each Prime Rate Advance shall be made upon the irrevocable written request of Borrower received by Bank not later than 3 p.m. (Santa Clara, California time) on the Business Day such Advance is to be made. Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day and the amount of such Advance, and comply with such other requirements as Bank determines are reasonable or desirable in connection therewith.

        3. Conversion/Continuation of Advances.

        (a) Borrower may from time to time submit in writing a request that Prime Rate Advances be converted to LIBOR Rate Advances or that any existing LIBOR Rate Advances continue for an additional Interest Period. Such request shall specify the amount of the Prime Rate Advances which will constitute LIBOR Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such LIBOR Rate Advances. Each written request for a conversion to a LIBOR Rate Advance or a continuation of a LIBOR Rate Advance shall be substantially in the form of a LIBOR Rate Conversion/Continuation Certificate as set forth on Exhibit B, which shall be duly executed by the Borrower. Subject to the terms and conditions contained herein, three (3) Business Days after Bank's receipt of such a request from Borrower, such Prime Rate Advances shall be converted to LIBOR Rate Advances or such LIBOR Rate Advances shall continue, as the case may be provided that:

                (i) No Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists;

                (ii) No party hereto shall have sent any notice of termination of this Supplement or of the Loan Agreement;

                (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Rate Advances;

                (iv) The amount of a LIBOR Rate Advance shall be $500,000 or such greater amount which is an integral multiple of $50,000; and

                (v) Bank shall have determined that the Interest Period or LIBOR Rate is available to Bank which can be readily determined as of the date of the request for such LIBOR Rate Advance.

        Any request by Borrower to convert Prime Rate Advances to LIBOR Rate Advances or continue any existing LIBOR Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR Rate market to fund any LIBOR Rate Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Rate Advances.

        (b) Any LIBOR Rate Advances shall automatically convert to Prime Rate Advances upon the last day of the applicable Interest Period, unless Bank has received and approved a complete and proper request to continue such LIBOR Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any LIBOR Rate Advances shall, at Bank's option, convert to Prime Rate Advances in the event that (i) an Event of Default, or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Supplement or the Loan Agreement shall terminate, or
(iii) the aggregate principal amount of the Prime Rate Advances which have previously been converted to LIBOR Rate Advances, or the aggregate principal amount of existing LIBOR Rate Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceeds the Committed Revolving Line. Borrower agrees to pay to Bank, upon demand by Bank (or Bank may, at its option, charge Borrower's loan account) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of LIBOR Rate Advances to Prime Rate Advances pursuant to any of the foregoing.

        (c) On all Advances, interest shall be payable by Borrower to Bank monthly in arrears not later than the first day of each calendar month at the applicable Interest Rate, or on such other day of the month as Bank may notify Borrower from time to time.

        4. Additional Requirements/Provisions Regarding LIBOR Rate Advances;
Etc.

        (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Rate Advance prior to the last day of the Interest Period for such Advance, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

(b) Borrower shall pay to Bank, upon demand by Bank, from time to time such amounts as Bank may reasonably determine to be necessary to compensate it for any reasonable costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

               (i) Changes the basis of taxation of any amounts payable to Bank under this Supplement in respect of any Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

               (ii) Imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of Bank (including any Advances or any deposits referred to in the definition of "LIBOR Base Rate"); or

               (iii) Imposes any other condition affecting this Supplement (or any of such extensions of credit or liabilities).

        Bank will notify Borrower of any event occurring after the date of the Loan Agreement which will entitle Bank to compensation pursuant to this section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this
Section 4. Determinations and allocations by Bank for purposes of this Section 4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error, subject to subsequent verification by the Borrower at the Borrower's sole cost and expense, after the payment thereof by the Borrower.

        (c) Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the sole good faith opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of any failure by Borrower to borrow an Advance on the date for such borrowing specified in the relevant notice of borrowing hereunder.

        (d) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by Bank to be material, then from time to time, within 15 days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error, subject to subsequent verification by the Borrower at the Borrower's sole cost and expense, after the payment thereof by the Borrower.

        (e) If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the LIBOR Rate Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) the LIBOR Rate does not accurately reflect the cost to Bank of lending the LIBOR Rate Advance, then Bank shall promptly give notice thereof to Borrower, and upon the giving of such notice Bank's obligation to make the LIBOR Rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate Advances shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to LIBOR Rate Advances. If it shall become unlawful for Bank to continue to fund or maintain any Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to
Section 4(a)).

        IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed as of the date first above written.

                                     VitalCom Inc.


                                     By:  s/  Frank T. Sample
                                          --------------------------------------
                                     Title:  Chief Executive Officer

                                     By:  s/  Shelley B. Thunen
                                          --------------------------------------
                                     Title:  Chief Financial Officer

                                    EXHIBIT A



                    LIBOR RATE ADVANCE BORROWING CERTIFICATE

        The undersigned hereby certify as follows:

        We, _______________________ and _________________________, are the duly elected and Acting ______________________ and _______________________,
respectively, of VitalCom Inc. ("Borrower").

        This certificate is delivered pursuant to Section 2 of that certain Interest Rate Supplement to Agreement together with the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this Borrowing Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

        Borrower hereby requests on _____________________________ a LIBOR Rate Advance (the "Advance") as follows:

        (a) The date on which the Advance is to be made is __________________.

        (b) The amount of the Advance is to be _______________($____________)
        for an Interest Period of [one] [two] [three] [six] month[s].

        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for an Advance; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

        IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by undersigned as of this ____ day of __________________________________.


                                         VitalCom Inc.



                                         By:
                                             --------------------------
                                         Title:
                                                -----------------------

                                         By:
                                             --------------------------
                                         Title:
                                                -----------------------


FOR INTERNAL BANK USE ONLY
LIBOR PRICING DATE        LIBOR RATE         LIBOR RATE VARIANCE          MATURITY DATE
------------------        ----------         -------------------          -------------
                                                            %
------------------       -----------             ------------             --------------

                                    EXHIBIT B

                 LIBOR RATE CONVERSION/CONTINUATION CERTIFICATE

        The undersigned hereby certify as follows:

        We, _______________________ and _________________________ are the duly elected and Acting ______________________ and ________________________,
respectively, of VitalCom Inc. ("Borrower").

        This certificate is delivered pursuant to Section 2 of that certain Interest Rate Supplement to the Loan and Security Agreement by and between Borrower and Silicon Valley Bank ("Bank") (the "Loan Agreement"). The terms used in this LIBOR Rate Conversion/Continuation Certificate which are defined in the Loan Agreement have the same meaning herein as ascribed to them therein.

        Borrower hereby requests on ______________, a LIBOR Rate Advance ("the "Advance") as follows:

        (a)     _____ (i)    A rate conversion of an existing Prime
                             Rate Advance from a Prime Rate a LIBOR Rate
                             Advance; or

                _____ (ii)   A continuation of an existing LIBOR Rate Advance
                             as a LIBOR Rate Advance;

                            [Check (i) or (ii) above]

        (b) The date on which the Advance is to be made is ____________________.

        (c) The amount of the Advance is to be ________________ ($___________),
            for an Interest Period of [one] [two] [three] [six] month[s].

        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of this request for a loan; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

        IN WITNESS WHEREOF, this LIBOR Rate Conversion/Continuation Certificate is executed by the undersigned as of this _____ day of ________________________.


                                         VitalCom Inc.



                                         By:
                                             --------------------------
                                         Title:
                                                -----------------------

                                         By:
                                             --------------------------
                                         Title:
                                                -----------------------

FOR INTERNAL BANK USE ONLY
LIBOR PRICING DATE        LIBOR RATE        LIBOR RATE VARIANCE           MATURITY DATE
------------------        ----------        -------------------           -------------
                                                                          <

                                                           %
-----------------        -----------           -------------               -------------



      SILICON VALLEY BANK

                               AMENDED SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:              VITALCOM INC., A DELAWARE CORPORATION

ADDRESS:               15222 DEL AMO AVENUE
                       TUSTIN, CA  92780

DATE:                  DECEMBER 31, 1998

CREDIT LIMIT
(Section 1.1):          An amount not to exceed the lesser of:

                        (1) $5,000,000 AT any one time outstanding; or

                        (2) the sum of:

                                (a) Loans (the "Formula Loans") in an amount not to exceed 75% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing; plus

                                (b)     Loans other than Formula Loans (the
                                        "Non-Formula Loans"), provided that no
                                        Non-Formula Loans may be outstanding
                                        unless the sum of Borrower's cash and
                                        marketable securities equals or exceeds
                                        the greater of (i) $3,000,000, or (ii)
                                        150% of the outstanding amount of
                                        Non-Formula Loans. If at any time the
                                        outstanding Non- Formula Loans exceed
                                        the greater of (i) or (ii) in the
                                        preceding sentence, Borrower shall repay such excess to Silicon immediately, without demand.

                        "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                        Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from any government agency, accounts owing from an account debtor outside the United States (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCJA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25%* of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.
                        * provided that in the case of Datascope Instruments and Quinton Instrument Company as account debtors, this percentage figure shall be 40%
                        No Loans shall be made to Borrower subsequent to December 31, 1999. Beginning January 1, 2000, and continuing on the first day of each succeeding calendar month, Borrower shall repay the principal amount of the Obligations outstanding on December 31, 1999, in forty eight consecutive installments, consisting of forty seven installments equal to one forty-eighth of such then-outstanding principal amount, and one final installment on December 1, 2003, in the amount of the entire unpaid balance of all Obligations.

LETTERS OF CREDIT       Silicon, in its reasonable discretion, will from time to
                        time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding hot to exceed $500,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it
                        Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver to Silicon Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation. The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.

Interest Rate
(Section 1.2):          Interest on the Loans shall be paid at a rate equal
                        to the "Interest Rate", as defined in, and pursuant to the terms of,the Interest Rate Supplement to Loan
                        Agreement attached hereto, which is incorporated into and forms an integral part of this Agreement.

                        Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

UNUSED LINE FEE:        In the event, in any fiscal quarter of Borrower (or
                        portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Loans outstanding during such fiscal quarter is less than the amount of the Credit Limit, Borrower shall pay
                        Silicon an unused line fee in an amount equal to 0.25% per annum on the difference between the amount of the Credit Limit and the average daily principal balance of the Loans outstanding during such fiscal quarter, which unused line fee shall be computed and paid quarterly, in arrears, on the first day of the following fiscal quarter.

MATURITY DATE
(Section 5.1):          DECEMBER 1, 2003.

PRIOR NAMES OF
BORROWER
(Section 3.2).          ACCUCORE, INC., PACIFIC COMMUNICATIONS, INC.

TRADE NAMES OF
BORROWER
(Section 3.2):          ACCUCORE

OTHER LOCATIONS
AND ADDRESSES
(Section 3.3):          NONE

MATERIAL ADVERSE
LITIGATION
(Section 3.10):         NONE

NEGATIVE
COVENANTS-EXCEPTIONS
(Section 4.6):          Without Silicon's prior written consent, Borrower may do
                        the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock, provided that the total amount paid by Borrower for such stock does not exceed
                        $250,000 in any fiscal year.

FINANCIAL COVENANTS
    (Section 4.1):      Borrower shall comply with all of the following
                        covenants. Compliance shall be determined as of the end of each calendar quarter, except as otherwise specifically provided below:

QUICK ASSET RATIO:      Borrower shall maintain a ratio of "Quick Assets" to
                        current liabilities of not less than 1.75 to I.

TANGIBLE NET WORTH:     Borrower shall maintain a tangible net worth of not less
                        than $18,000,000.



DEBT TO TANGIBLE
NET WORTH RATIO:        Borrower shall maintain a ratio of total liabilities to
                        tangible net worth of not more than 0.75 to 1.

     PROFITABILITY:     Borrower shall not incur a net loss (after taxes) for:

                        (i) the fiscal year ending December 31, 1998, in excess of $3,250,000; nor

                        (ii) the fiscal year ending December 31, 1999, in excess of $2,000,000.

DEFINITIONS:           "Current assets" and "current liabilities" shall have
                        the meaning ascribed thereto in accordance with generally accepted accounting principles.

                        "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                        "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

SUBORDINATED DEBT:      "Liabilities(1)", for purposes of the foregoing
                        covenants, do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon."


ACQUISITION-RELATED
NON-CASH CHARGES:       "Net loss", for purposes of the foregoing covenants,
                        shall not include non-cash charges incurred in connection with any acquisition(s) by Borrower of another corporation or asset(s).

OTHER COVENANTS
(Section 4.1):          Borrower shall at all times comply with all of the
                        following additional covenants:

                        1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary operating banking relationship with Silicon.

                        2. INDEBTEDNESS. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment.

                        3. UCC-1 FINANCING STATEMENTS. Borrower is concurrently delivering to Silicon UCC-l financing statements, and it is understood and agreed that such financing statements shall not be considered effective unless and until the first Grant is effective. At such time Silicon shall be permitted to file such financing statements immediately.

                        4. TERMINATION OF AGREEMENT. Borrower and Silicon hereby agree that this Agreement may be terminated by Borrower's written notice to Silicon when no Obligations are outstanding or otherwise have been paid and performed in full.

                     BORROWER:

                        VITALCOM INC.



                        BY  s/  FRANK T. SAMPLE
                            -------------------------------
                                PRESIDENT AND CEO

                        BY  s/  SHELLEY B. THUNEN
                            -------------------------------
                                SECRETARY

                     SILICON:

                        SILICON VALLEY BANK



                        BY s/  GARY REAGAN
                            -------------------------------
                        TITLE     VICE PRESIDENT

                            NEGATIVE PLEDGE AGREEMENT

        This Negative Pledge Agreement is made as of December 31, 1998 by and between Vitalcom Inc. ("Borrower") and Silicon Valley Bank ("Silicon").

        In connection with, among other documents, the Loan and Security Agreement between Borrower and Silicon dated February 26, 1993 (as amended, the "Loan Agreement; the Loan Agreement and all related instruments, documents and agreements may be collectively referred to herein as the "Loan Documents"), Borrower agrees as follows:

        1. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's:

        a. Equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; or

        b General intangibles, including, but not limited to, deposit accounts, goodwill, drawings, blueprints, customer lists, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), all other rights, privileges and franchises of every kind, and all intellectual property, including, without limitation, the following:

               i. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

               ii. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               iii. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               iv. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

               v. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

               vi. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               vii. All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

               viii. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               ix. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

        2. It shall be an event of default under the Loan Documents between Borrower and Silicon if there is a breach of any term of this Negative Pledge Agreement.

        3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

VITALCOM INC.


By:   s/  Shelley B. Thunen
      ----------------------------
Title:   Chief Financial Officer
      ----------------------------


SILICON:

SILICON VALLEY BANK


By:  s/  Gary Reagan
     ---------------------------
Title:  Vice President
        ------------------------

                               SILICON VALLEY BANK

CERTIFIED RESOLUTION

BORROWER:              VITALCOM INC., A CORPORATION
                       ORGANIZED UNDER THE LAWS OF THE
                       STATE OF DELAWARE

ADDRESS:               15222 DEL AMO AVENUE
                       TUSTIN, CA 92780

DATE:                  DECEMBER 31, 1998

        I, the undersigned, Secretary or Assistant Secretary of the above-named borrower, a corporation organized under the laws of the state set forth above, do hereby certify that the following is a full, true and correct copy of resolutions duly and regularly adopted by the Board of Directors of said corporation as required by law, and by the by-laws of said corporation, and that said resolutions are still in full force and effect and have not been in any way modified, repealed, rescinded, amended or revoked.

    RESOLVED, that this corporation borrow from Silicon Valley Bank ("Silicon"), from time to time, such sum or sums of money as, in the judgment of the officer or officers hereinafter authorized hereby, this corporation may require.

    RESOLVED FURTHER, that any of the Chairman, President, Chief Executive Officer, Chief Financial Officer or Secretary of this corporation be, and he or she is hereby authorized, directed and empowered, in the name of this corporation, to execute and deliver to Silicon, and Silicon is requested to accept, the loan agreements, security agreements, notes, financing statements, and other documents and instruments providing for such loans and evidencing and/or securing such loans, with interest thereon, and said authorized officers are authorized from time to time to execute renewals, extensions and/or amendments of said loan agreements, security agreements, and other documents and instruments.

    RESOLVED FURTHER, that said authorized officers be and they are hereby authorized, directed and empowered, as security for any and all indebtedness of this corporation to Silicon, whether arising pursuant to this resolution or otherwise, to grant, transfer, pledge, mortgage, assign, or otherwise hypothecate to Silicon, or deed in trust for its benefit, any property of any and every kind, belonging to this corporation, including, but not limited to, any and all real property, accounts, inventory, equipment, general intangibles, instruments, documents, chattel paper, notes, money, deposit accounts, furniture, fixtures, goods, and other property of every kind, and to execute and deliver to Silicon any and all grants, transfers, trust receipts, loan or credit agreements, pledge agreements, mortgages, deeds of trust, financing statements, security agreements and other hypothecation agreements, which said instruments and the note or notes and other instruments referred to in the preceding paragraph may contain such provisions, covenants, recitals and agreements as Silicon may require and said authorized officers may approve, and the execution thereof by said authorized officers shall be conclusive evidence of such approval.

               The undersigned further hereby certifies that the following persons are the duly elected and acting officers of the corporation named above as borrower and that the following are their actual signatures:


      NAMES                              OFFICE(S)                       ACTUAL SIGNATURES

 Frank T. Sample              Chairman of the Board, CEO              s/ Frank T. Sample______

 Shelley B. Thunen           Chief Financial Officer, Secretary      s/  Shelley B. Thunen____


               IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary or Assistant Secretary on the date set forth above.




                                                    s/  Shelley B. Thunen
                                                    ----------------------------
                                                          Secretary

                                                              THIS SPACE FOR USE
                                                               OF FILING OFFICER

FINANCING STATEMENT - FOLLOW INSTRUCTIONS CAREFULLY
THIS FINANCING STATEMENT IS PRESENTED FOR FILING PURSUANT TO THE UNIFORM COMMERCIAL CODE AND WILL REMAIN EFFECTIVE, WITH CERTAIN EXCEPTIONS, FOR 5 YEARS FROM DATE OR FILING.

A. NAME & TEL. # OF CONTACT AT FILER(OPTIONAL)     B. FILING OFFICE ACOT. #(OPTIONAL)
  Wendy Huey          310471-3000                              CA SOS

   RETURN CORY TO: (NAME AND MAILING ADDRESS)


                   Levy, Small & Lallas
                   815 Moraga Drive
                   Los Angeles, CA 90049
                   Ann:  Documentation Dept.

C. OFTIONAL DESIGNATION (IF APPLICABLE): 1/2 LESSORILESSEE L CONSIGNOR/CONSIGNEE

NON-UCC FIL'NG

DEBTOR'S ENTITY'S NAME

VITALCOM INC.
15222 DEL AMO AVENUE
TUSTIN, CA  92780  USA

SECURED PARTY'S ENTITY'S NAME

SILICON VALLEY BANK
3003 TASMAN DRIVE, MAIL SORT NC-661
SANTA CLARA, CA  95054  USA

THIS FINANCING STATEMENT COVERS THE FOLLOWING TYPES OR ITEMS OF PROPERTY:

DEBTOR HEREBY GRANTS SECURED PARTY A SECURITY INTEREST IN ALL OF THE FOLLOWING, WHETHER NOW OWNED OR HEREAFTER ACQUIRED, AND WHEREVER LOCATED, AS COLLATERAL FOR THE PAYMENT AND PERFORMANCE OF ALL PRESENT AND FUTURE INDEBTEDNESS, LIABILITIES, GUARANTEES AND OBLIGATIONS OF DEBTOR TO SECURED PARTY: ALL "ACCOUNTS," AND "INVENTORY," AS SUCH TERMS ARE DEFINED IN DIVISION 9 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE IN EFFECT ON THE DATE HEREOF, AND ALL OTHER TYPES OR ITEMS OF PROPERTY DESCRIBED ON EXHIBIT A HERETO (BUT THIS FINANCING STATEMENT SHALL BE FULLY EFFECTIVE NOTWITHSTANDING ANY LACK OF ANY EXHIBIT A). DEBTOR IS NOT AUTHORIZED TO SELL, TRANSFER, OR FURTHER ENCUMBER ANY OF THE FOREGOING COLLATERAL, EXCEPT FORT THE SALE OF FINISHED INVENTORY IN THE ORDINARY COURSE OF BUSINESS.



VITALCOM INC.                                 SILICON VALLEY BANK

BY:   S/SHELLEY B. THUNEN                     BY:  S/GARY REAGAN
      ---------------------------                  -------------------------
      CHIEF FINANCIAL OFFICER                       VICE PRESIDENT

                                   EXHIBIT "A"

                  TO FINANCING STATEMENT AND SECURITY AGREEMENT

This FINANCING STATEMENT and SECURITY AGREEMENT covers the following types or items of property, and the undersigned, VITALCOM INC. ("Debtor") hereby grants SILICON VALLEY BANK ("Secured Party") a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms and provisions of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both (but this document shall be fully effective as a security agreement, even if there is not other security or other agreement between Secured Party and Debtor): (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, securities accounts, investment property, money, and instruments, all other obligations now or in the future owing to the Debtor; and
(b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Debtor's business, and all warehouse receipts and other documents; (c) All books and records, whether stored on computers or otherwise maintained; and (d) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing.


                                   VITALCOM INC.


                                   By s/ Shelley B. Thunen
                                      -----------------------------
                                   Title    Chief Financial Officer